UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2015

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 14, 2015, Vantage Drilling Company (the “Company”) received a letter from NYSE MKT LLC (the “NYSE MKT”) stating that the staff of NYSE Regulation, Inc. (“NYSE Regulation”) has determined to suspend trading immediately and commenced proceedings to delist the ordinary shares of the Company from the NYSE MKT. The decision was reached by the NYSE MKT under Section 1003(f)(v) of the NYSE MKT Company Guide, due to the “abnormally low” trading price of the Company’s ordinary shares.

The letter further indicates that the Company has a right to a review of this determination by a NYSE MKT Listing Qualifications Panel. The NYSE MKT will apply to the Securities and Exchange Commission to delist the ordinary shares of the Company upon completion of all applicable procedures, including any appeal by the Company of the NYSE Regulation staff’s decision.

The Company will consider all of its options, including its option to appeal, in responding to this delisting notice. In the meantime, the Company’s ordinary shares will trade on the over the counter markets under the trading symbol VTGDF.

Item 8.01 Other Events

On September 15, 2015, the Company issued a press release responding to the proposed delisting of the Company’s ordinary shares from the NYSE MKT. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated September 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2015

VANTAGE DRILLING COMPANY

/s/ DOUGLAS G. SMITH
Douglas G. Smith
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release dated September 15, 2015